UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 29, 2011

GENPACT LIMITED (Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Canon’s Court, 22 Victoria Street Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (441) 295-2244
Not Applicable
(Former name or former address, if changed since last report) _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2011, Genpact Limited (“Genpact”) entered into a credit agreement (the “Credit Agreement”) with Genpact International, Inc., a Delaware corporation (“Genpact International”), and Hawk International Corporation (to be succeeded by merger by Headstrong (as defined below)), a Delaware corporation (“Merger Sub”), as borrowers, Bank of America, N.A., as administrative agent and collateral agent (collectively, the “Agent”), and Bank of America, N.A., Citigroup Global Markets Asia Limited, JPMorgan Chase Bank, N.A., Hong Kong Branch, and UBS AG Hong Kong Branch as mandated lead arrangers and bookrunners and the other lenders party thereto.  The Credit Agreement provides for a $120 million term credit facility and a $260 million revolving credit facility.  Genpact International and Merger Sub have an option to increase the commitments under the Credit Agreement by up to an additional $100 million, subject to certain approvals and conditions as set forth in the Credit Agreement.

Borrowings under the Credit Agreement will be used (i) to finance in part the Merger (as defined below), including related transaction costs, and (ii) for general corporate purposes of Genpact and its subsidiaries, including working capital requirements.  The Credit Agreement replaces Genpact’s existing credit facility (see Item 1.02 below) and has a term of four years.

Borrowings under the Credit Agreement bear interest at a rate equal to LIBOR plus an applicable margin equal to 1.65% per annum.  The revolving credit commitments under the Credit Agreement are subject to a commitment fee equal to 0.70% on the actual daily amount by which the aggregate revolving commitments exceed the sum of outstanding revolving and swing line loans and letter of credit obligations.

The Credit Agreement will be guaranteed by Genpact and certain of its subsidiaries.  The obligations under the Credit Agreement will be secured by the capital stock of certain subsidiaries of Genpact and certain intercompany debt.

The Credit Agreement contains customary affirmative and negative covenants (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability to incur additional indebtedness, create liens, make certain investments, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of assets or subsidiaries. In addition, the Credit Agreement requires Genpact to maintain a certain consolidated interest coverage ratio and a consolidated leverage ratio.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain change of control events and certain bankruptcy-related events or proceedings.

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement, which Genpact expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Item 1.02. Termination of a Material Definitive Agreement.

On April 29, 2011, Genpact terminated its existing credit facility (all outstanding loans under which were repaid in full on April 26, 2011) and entered into a new credit facility (see Item 1.01 above).  The existing credit facility was under the Amended and Restated Credit Agreement dated as of June 30, 2006, among Genpact International, Genpact Global Holdings (Bermuda) Limited, the lenders from time to time party thereto, Bank of America, N.A., as Swing Line Lender and L/C Issuer, Bank of America, N.A. (formerly known as Banc of America Securities Asia Limited), as Administrative Agent and Collateral Agent, and the various other financial institutions party thereto in the capacities specified therein.  For a description of the material terms and conditions of this existing credit facility, see the “Financing Arrangements” section under Item 7 in the Genpact’s Annual Report on Form 10-K for the year ended December 31, 2010, which section is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 3, 2011, pursuant to the Agreement and Plan of Merger, dated April 5, 2011 (the “Merger Agreement”), among Genpact International, Merger Sub, Headstrong Corporation, a Delaware corporation (“Headstrong”), WCAS Hawk Corp., solely in its capacity as representative of the equity holders of Headstrong, and Genpact, solely in its capacity as guarantor of the obligations of Genpact International and Merger Sub under the Merger Agreement, Genpact International completed its acquisition of Headstrong pursuant to a merger in which Merger Sub merged with and into Headstrong (the “Merger”), with Headstrong continuing as the surviving company and as a wholly-owned subsidiary of Genpact International.  Headstrong is a global provider of consulting and IT services with a specialized focus in capital markets and healthcare.

Genpact International paid an aggregate enterprise value of $550 million in cash, which amount is subject to adjustment based on closing net working capital.  Following the payment of indebtedness and transaction expenses of Headstrong, the remaining cash will be paid to holders of Headstrong common stock and stock options as consideration for the Merger.  The Merger consideration was funded with a combination of existing cash on hand and borrowings under the Credit Agreement.

The foregoing summary of the Merger is qualified in its entirety by the full text of the Merger Agreement, which Genpact expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Item 2.03. Creation of a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On May 3, 2011, Genpact issued a press release announcing completion of the acquisition of Headstrong.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired

    The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits:

    Exhibit 99.1    Press release dated May 3, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENPACT LIMITED

Date:   May 3, 2011                                                                                           By: /s/ Heather White
                           Name: Heather White
                           Title:   Vice President and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 3, 2011